SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




               Date of Report:  November 23, 1998




                      BELLSOUTH CORPORATION
     (Exact name of registrant as specified in its charter)


      Georgia               1-8607          58-1533433
    (State or other       (Commission     (I.R.S. Employer
    jurisdiction of       File Number)   Identification No.)
     incorporation)


1155 Peachtree Street, N. E., Atlanta, Georgia  30309-3610
  (Address of principal executive offices)       (Zip Code)


    Registrant's telephone number, including area code
                      (404) 249-2000


Item 5.  Other Events

BellSouth Corporation (BellSouth) has announced that it plans to repurchase up to $3 billion worth of shares of its common stock in 1999. In addition, BellSouth's Board of Directors (The Board) increased the quarterly dividend by 2 cents from $0.36 to $0.38 per pre-split common share. The dividend is payable February 1, 1999 to shareholders of record on January 7, 1999. The Board also approved a two-for-one stock split of shares of BellSouth Common Stock. The additional shares will be issued on December 24, 1998 to shareholders of record on December 3, 1998.


Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit
  No.
  99  Press Release: BellSouth Announces $3-Billion Share
      Repurchase; Board also approves 5.6% quarterly dividend increase and two-for-one stock split



                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                    BELLSOUTH CORPORATION
                              By: /s/ W. PATRICK SHANNON
                              W. Patrick Shannon
                              Vice President and Controller
                              (Principal Accounting Officer)
                              November 23, 1998